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                                                                    EXHIBIT 23.9

                      [LETTERHEAD OF SALOMON SMITH BARNEY]

                        CONSENT OF SALOMON SMITH BARNEY

We hereby consent to the use of our name and to the description of our opinion letter, dated October 18, 1998, under the caption "MERGER--Opinions of Financial Advisors" and to the inclusion of such opinion letter as Annex F to the Joint Proxy Statement/Prospectus of The Kroger Co. ("Kroger"), which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Kroger. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: November 6, 1998
                                          SALOMON SMITH BARNEY INC.

                                          By:      /s/ WESLEY C. WALRAVEN

                                            ------------------------------------
                                            Wesley C. Walraven
                                            Managing Director